Exhibit 10.32

TRANSITION Agreement

THIS TRANSITION AGREEMENT (this “Agreement”), dated as of February 5, 2026, is entered into by and between NBH Bank, a Colorado state-chartered bank (including all of its divisions, “NBH”), and National Bank Holdings Corporation, a Delaware corporation (“NBHC” and together with NBH collectively, the “Company”), and Christopher Randall (the “Associate”).

WHEREAS, the Company and the Associate are parties to that certain Change of Control Agreement, dated as of September 15, 2014 (the “Change of Control Agreement”);

WHEREAS, the Associate currently serves as EVP, Head of Commercial, Specialty & Business Banking of NBH and also serves as a member of the Board of Directors of NBH and BOJHT;

WHEREAS, the Company and the Associate have mutually agreed that Associate will transition to a different role within the Company and resign from the Board of Directors of each of NBH Bank and Bank of Jackson Hole Trust, a Wyoming state-chartered bank (“BOJHT”), and now desire to enter into a mutually satisfactory arrangement concerning his continued employment by NBH, and other matters related thereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, including, without limitation, the Special Equity Award (defined below), the receipt and sufficiency of which are hereby acknowledged, the Company and the Associate hereby agree as follows:

1.Effectiveness. This Agreement shall become binding and enforceable as of the Effective Date, subject to its execution by the Associate and the Company and the Associate’s continued employment.
2.Position; Duties.
(a)Role and Title. Effective as of the close of business on the Effective Date, Associate shall transition from EVP, Head of Commercial, Specialty & Business Banking to the role of EVP, SBA Delivery.
(b)Reporting. Associate shall report to the President of NBH and shall oversee the SBA Business Development Officers, Packaging and Closing responsibilities for SBA and such other duties as may be assigned to Associate from time to time.
(c)Employment At Will. Associate shall be considered an employee at will, which means Associate may resign from the Company for any reason or for no reason at all and the Company may similarly terminate Associate’s employment at any time, with or without cause or for any reason.

3.Compensation and Benefits. Subject to the Associate’s continued employment with the Company and his compliance with the terms of this Agreement:
(a)Base Salary. The Associate shall initially receive a base salary at an annual rate of $250,000, which base salary shall be paid in accordance with the Company’s normal payroll practices.
(b)Annual Incentive Payment. Beginning with the 2026 performance year, the Associate shall be eligible for an annual cash incentive payment pursuant to the terms of the Company’s incentive plan for Commercial, Specialty & Business Banking and the corresponding scorecard thereunder with a target incentive of 30% of the Associate’s base salary. Such incentive shall be paid in accordance with the Company’s regular annual incentive payments practices.
(c)Equity Awards. Beginning in 2027, Associate shall be entitled to an annual equity award of up to 50% of the Associate’s base salary, subject to approval by the Compensation Committee of the Board of Directors of NBHC. Although not eligible for an equity award in 2026, as special consideration for the mutual promises contained herein, the Company will grant to Associate a one-time equity award to Associate equal to such number of shares of restricted common stock that equal in the aggregate a grant date fair value of $25,000, subject to approval by the Compensation Committee of the Board of Directors (such award, the “Special Equity Award”).
(d)Employee Benefits. The Associate shall continue to be eligible for employee benefits, fringe benefits, and perquisites that are provided to similarly-situated employees of NBH generally from time to time.
(e)Expense Reimbursement. NBH shall reimburse the Associate for all reasonable expenses incurred by him in the performance of his duties in accordance with NBH’s policies as in effect from time to time.
4.Termination of Change of Control Agreement. Pursuant to Section 10(a) of the Change of Control Agreement, Associate and the Company mutually agree that the Change of Control Agreement is amended such that it will terminate on the Effective Date herein, and as of the Effective Date will have no further force and effect
5.Resignation from Boards. In connection with entering into this Agreement, Associate agrees to tender his resignation from the Boards of Directors of NBH and BOJHT effective as of the Effective Date by executing the letters of resignation attached hereto as Exhibit A.
6.Release of Claims by Associate. Associate, on behalf of himself and his heirs, executors, successors and assigns, hereby forever releases, waives, discharges, and holds the Company, all subsidiaries and divisions, including, but not limited to, Bank Midwest, Hillcrest Bank, Bank of Jackson Hole, Community Banks of Colorado, and any related, and affiliated entities, and all of their current and past associates, directors, officers, fiduciaries, owners, agents, successors, assigns, insurers, attorneys, and contractors, without limitation, exception, or reservation (hereinafter referred to collectively as “Released Parties”) harmless from any and all claims, demands, causes of action, damages, costs, fees, bonuses, commissions, compensation, suits and all liability whatsoever, whether known or unknown, fixed or contingent, liquidated or unliquidated, arising or existing on, or at any time prior to, the Effective Date. Such released claims include, without limitation: (i) claims relating to or arising out of Associate’s hiring and employment with NBH; (ii) claims relating to or arising out of Associate’s transition from the position of EVP, Head of Commercial, Specialty & Business Banking; (iii) claims arising under any federal, state or local statute, law or ordinance related to employment discrimination; (iv) claims seeking indemnity or reimbursement from NBH; and (v) all claims known or unknown that could or have been asserted by Associate against any of the Released Parties, at law or equity or sounding in contract (express or implied), statute or tort, including but not limited to, claims for constructive discharge, misrepresentation, fraud, fraudulent inducement, promissory estoppel, unjust enrichment, assault, battery, negligent hiring, negligent retention or intentional infliction of emotional distress, claims arising under any federal, state, or local laws of any jurisdiction including laws that prohibit discrimination or harassment based on sex, race, age, national origin, color, disability, religion, veteran, military status, sexual orientation, genetic information or any other protected category, as well as claims for retaliation for engaging in protected activity, under 42 U.S.C. Section 1981, the Age Discrimination in Employment Act (“ADEA”), Americans with Disabilities Act (“ADA”) and Americans with Disabilities Act Amendment Act (“ADAAA”), Title VII of the Civil Rights Act of 1964, as amended (“Title VII”), the Rehabilitation Act, the Family and Medical Leave Act (“FMLA”), the Fair Labor Standards Act (“FLSA”)(to the extent releasable), the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Employee Polygraph Protection Act (“EPPA”), the Lily Ledbetter Fair Pay Act, the Genetic Information Nondiscrimination Act (“GINA”), the Uniform Services Employment and Re-employment Rights Act (“USERRA”), the Worker Adjustment Retraining Notification Act (“WARN”), the Employee Retirement Income Security Act (“ERISA”), the Colorado Anti-Discrimination Act (CADA), the Lawful Off-Duty Activities Statute (LODA), the Personnel Files Employee Inspection Right Statute, the Colorado Labor Peace Act, the Colorado Labor Relations Act, the Colorado Equal Pay Act, the Colorado Overtime and Minimum Pay Standards Order, the Colorado Healthy Families and Workplaces Act, and the Colorado FAMLI. This release does not cover claims that may arise or occur after the date this Agreement is signed.
7.Consideration and Revocation Periods; Counsel: Associate acknowledges that Associate has read this Agreement, has been given twenty-one (21) calendar days to consider the Agreement, although Associate may return it sooner if desired, and is hereby advised to consult with legal counsel regarding the Agreement. In the event Associate signs this Agreement before the expiration of the 21 days, Associate hereby states that Associate has voluntarily and knowingly decided to shorten the time period and that the Company has not induced him to do so. Associate further acknowledges Associate has seven (7) calendar days to revoke this Agreement after executing the same. Notice of revocation should be sent, in writing, to Chief Human Resources Officer, 1111 Main, Suite 2800, Kansas City, Missouri 64105. The Agreement shall become effective on the eighth (8th) calendar day after its execution absent any revocation (the “Effective Date”).
8.Knowing and Voluntary. Associate understands that he is entitled to the consideration provided by the Company, including the Special Equity Award, solely as a result of his execution of this Agreement and not otherwise. Associate understands that it is his choice whether or not to enter into this Agreement, and Associate agrees and acknowledges that

Associate’s decision to do so is voluntary and is made knowingly. Associate agrees that this Agreement gives Associate fair economic value for any and all potential claims Associate may have, and that Associate is not entitled to any other damages or relief. Associate acknowledges that, in deciding to enter into this Agreement, Associate has not relied on any promise, representation or other information not contained in this Agreement, and also has not relied on any expectation that the Company has disclosed all material facts to Associate. Associate will have no claim to rescind this Agreement on the basis of any alleged mistake, misrepresentation or failure to disclose any fact. None of what is stated in this Section 8, however, will affect Associate’s right to challenge the validity of this Agreement under the OWBPA.
9.Miscellaneous.
(a)Successors and Assigns. This Agreement is personal to the Associate and, without the prior written consent of the Company, shall not be assignable by the Associate. This Agreement and any rights and benefits hereunder shall inure to the benefit of and be enforceable by the Associate’s legal representatives, heirs, or legatees. This Agreement and any rights and benefits hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to satisfy all of the obligations under this Agreement in the same manner and to the same extent that the Company would be required to satisfy such obligations if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.
(b)Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local, or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
(c)Governing Law. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Colorado, without regard to the conflict of law provisions of any state.
(d)Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement (other than a controversy or claim arising under Section 8) that is not resolved by the Associate and the Company shall be submitted to arbitration in a location selected by the Company in accordance with Colorado law and the procedures of the American Arbitration Association. The determination of the arbitrator shall be conclusive and binding on the Company and the Associate and judgment may be entered on the arbitrator(s)’ awards in any court having competent jurisdiction.
(e)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

(f)Amendment; Entire Agreement. No provision of this Agreement may be amended, modified, waived, or discharged unless such amendment, modification, waiver, or discharge is agreed to in writing and such writing is signed by the Company and the Associate. Associate agrees that this Agreement, together with the terms of any equity award agreements or other incentive compensation agreements entered into between the Company and Associate constitutes the entire agreement with the Company concerning the subject matter hereof, and from and after the Effective Date, this Agreement and any such equity award agreements or other incentive compensation agreements entered into between the Company and Associate shall supersede any other agreement between the parties with respect to the subject matter hereof, including, without limitation, the Change of Control Agreement;.
(g)Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, shall operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach shall not deprive such party of the right to take action at any time while such breach continues.
(h)Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

if to the Associate:

At the address most recently on the books and records of the Company.

if to the Company:

National Bank Holdings Corporation
7800 East Orchard Road, Suite 300
Greenwood Village, Colorado 80111
Attention: Legal Department

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(i)Headings. The headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(j)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

NATIONAL BANK HOLDINGS CORPORATION

By:
 Name: Aldis Birkans
Title: President

NBH BANK

By:
 Name: Aldis Birkans
Title: President

Christopher Randall

[Signature Page to Agreement]

EXHIBIT A

RESIGNATION LETTERS

Christopher Randall

Chris.randall@nbhbank.com

Dear Members of the Board of Directors of NBH Bank,

Please accept this letter as my formal resignation from the Board of Directors of NBH Bank, effective as of February __, 2026. It has been a privilege to serve, and I am grateful for the opportunity to contribute to the bank’s mission.

Sincerely,

Christoper Randall

Cc: Angela Petrucci, Chief Administrative Officer & General Counsel, NBHC

Amy Abrams, General Counsel & Secretary, NBH Bank and BOJHT

Christopher Randall

Chris.randall@nbhbank.com

Dear Members of the Board of Directors of Bank of Jackson Hole Trust,

Please accept this letter as my formal resignation from the Board of Directors of Bank of Jackson Hole Trust, effective as of February __, 2026. It has been a privilege to serve, and I am grateful for the opportunity to contribute to the bank’s mission.

Sincerely,

Christoper Randall

Cc: Angela Petrucci, Chief Administrative Officer & General Counsel, NBHC

Amy Abrams, General Counsel & Secretary, NBH Bank and BOJHT